Exhibit 10.10

Investor Relations Services Agreement

AGREEMENT made as of the 2nd day of September, 2015 by and between Urban Hydroponics, Inc. (Hereinafter referred to as "Client") and Hilton Advisory Group, Inc. (hereinafter referred to as "HAG") for the following services.

Phase 1 (2 weeks)

●	Corporate Investor Relations Website
●	Corporate Video

Phase 2 (2 weeks)

●	Content (On & Off Site)
●	Social Media
●	Outbound (email, articles and PR’s)

Phase 3 (2 months)

●	Send monthly newsletter
●	Build and nurture a in-house corporate email list
●	Corporate blog posting
●	Assist with PR’s
●	Build social media channels
●	Continue to engage the media for coverage
●	Build on our SEO, Inbound and Conversion strategies including analytics reviews
●	Advise in additional outreach methods

W I T N E S E T H:

WHEREAS, HAG is engaged in the business of building internet properties, building subscriber lists, writing newsletters, creating content, video production, providing advertising and exposure of public companies and has knowledge, expertise and personnel to render the such services to Client; and

WHEREAS, Client is desirous of retaining HAG for the purpose of obtaining these services or on behalf of a client of theirs so as to generate exposure among the investment community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I. Engagement of HAG. Client herewith engages HAG and HAG agree to render to Client video production, content creation, advertising, and advisory services.

A. Client acknowledges that HAG’s ability to relate information regarding Client's activities is directly related to the information in the public domain.

B. Client acknowledges that HAG will devote such time as is reasonably necessary to perform the services for Client, having due regard for HAG 's commitments and obligations to other business for which it performs consulting services.

Compensation. For the services to be rendered and performed by HAG on behalf of the client:

Client shall pay to HAG five thousand dollars and 20,000 restricted shares upon signing. Five thousand dollars after delivery of phase 1. Seven thousand five hundred dollars per month for the following 2 months.

Treatment of Confidential Information. There should never be confidential information provided to HAG.

Indemnification by Client as to Information used by HAG. Client acknowledges that HAG, in the performance of its duties, will be required to rely upon the accuracy and completeness of information currently in the public domain. Client agrees to indemnify, hold harmless and defend HAG, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of such information collected directly from the company website or any company press release or filing.

Representation by HAG of Other Clients. Client acknowledges and consents to HAG rendering advertising and exposure services to other clients of HAG engaged in the same or similar business as that of Client.

Independent Contractor. It is expressly agreed that HAG is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on HAG or consultant's employees. Client shall not pay any contributions to this security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

HAG agrees to hold Client harmless from any actions HAG may take that do not comply with rule 17B of the act of 1934. Client represents that they are not an issuer, underwriter, or dealer as far as the definition is used in 17B.

HAG agrees to indemnify Client, its assignees, and licensees, and hold each of them harmless from and against any and all claims, demands, losses, damages, liabilities, costs, and expenses, including legal fees, arising out of or by reason of any breach or alleged breach by HAG of any of the representations, warranties, or agreements made under this contact.

Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

Entire Agreement: This writing constitutes the entire Agreement between the parties. This Agreement can only be modified by a written contract signed by both parties. In the event that any party brings suit to enforce any part of this Agreement, the prevailing party shall recover attorney fees and legal costs. This Agreement shall be interpreted according to the laws of the state of New York. By signing below all parties agree they the authority to bind their respective companies.

Representations and Warranties Relating to the Shares

(a)    HAG is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. HAG understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. HAG further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person with respect to any of the Shares.

(b)    HAG understands that an active public market for the Company's common stock may not now exist and that there may never be an active public market for the Shares acquired under this Agreement.

(c)    Neither HAG nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person or entity having a beneficial interest in it, nor any person on whose behalf HAG is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a "Prohibited Seller"). HAG agrees to provide the Company, promptly upon request, all information that is reasonably necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. HAG consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about such member as is reasonably necessary or appropriate to comply with applicable U.S. anti-money-laundering, anti-terrorist and asset control laws, regulations, rules and orders. HAG acknowledges that if, following its investment in the Shares, the Company reasonably believes that such member is a Prohibited Seller or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require such member to transfer the Shares. HAG further acknowledges that such member will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

(d)    HAG or its duly authorized representative realizes that because of the inherently speculative nature of business activities and investments of the kind contemplated by the Company, the Company's financial position and results of operations may be expected to fluctuate from period to period and will, generally, involve a high degree of financial and market risk that can result in substantial or, at times, even total loss of the value of the Shares.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Hilton Advisory Group, Inc.

By: /s/Jason Hilton

Jason Hilton

Hilton Advisory Group, Inc.

Date September 4, 2015

CLIENT

By: /s/ Frank Terzo

Frank Terzo, CEO

Date September 4, 2015